COLFAX REPORTS FIRST QUARTER 2015 RESULTS

•	First quarter net income per dilutive share of $0.42, adjusted net income per share of $0.36

•	First quarter net sales decreased 13.6% (a decrease of 12.3% organically) to $911.1 million

•	Gas- and fluid-handling finished the period with backlog of $1.351 billion
ANNAPOLIS JUNCTION, MD - April 23, 2015 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the first quarter ended March 27, 2015.
For the first quarter of 2015, net income was $52.1 million, or $0.42 per dilutive share, compared to net income of $24.9 million for the first quarter of 2014, or $0.22 per dilutive share. Adjusted net income (as defined below) was $44.5 million, or $0.36 per share, compared to $51.6 million for the first quarter of 2014, or $0.43 per share.
Net sales were $911.1 million in the first quarter, a decrease of 13.6% from the prior year. Net sales decreased 12.3% organically compared to the first quarter of 2014. First quarter operating income was $77.5 million, with adjusted operating income (as defined below) of $81.2 million, a decrease of 13.7%.
First quarter gas- and fluid-handling orders decreased by 23.4% to $446.9 million compared to orders of $583.4 million for the first quarter of 2014, an organic order decrease of 14.5%. Gas- and fluid-handling finished the period with backlog of $1,350.9 million.
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales decrease and organic order decrease are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, "First quarter results were largely in line with expectations. Margins were strong in both segments, demonstrating improved operational execution given the low volumes. We were also pleased with our strengthened balance sheet and improved credit profile. Orders in our gas- and fluid-handing segment were, as expected, down as we are at the bottom of the environmental remediation cycle and comparing to a very strong 2014 first quarter. Although our end markets remain challenging, we expect more typical order levels in the second quarter."

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales decrease and organic order decrease. Adjusted net income, adjusted net income per share and adjusted operating income exclude restructuring and other related charges. Adjusted net income and adjusted net income per share for the first quarter of 2014 exclude the preferred stock conversion inducement payment. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.5% and 27.0% for the first quarters of 2015 and 2014, respectively. Organic sales decrease and organic order decrease exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges and the preferred stock conversion inducement payment.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, April 23, 2015 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 16391221, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Terry Ross, Vice President Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 27, 2015	March 28, 2014

Net sales	$911,070	$1,054,331
Cost of sales	616,632	728,699
Gross profit	294,438	325,632
Selling, general and administrative expense	213,232	231,582
Restructuring and other related charges	3,753	6,312
Operating income	77,453	87,738
Interest expense	12,044	12,322
Income before income taxes	65,409	75,416
Provision for income taxes	9,134	20,579
Net income	56,275	54,837
Less: income attributable to noncontrolling interest, net of taxes	4,219	8,047
Net income attributable to Colfax Corporation	52,056	46,790
Dividends on preferred stock	—	2,348
Preferred stock conversion inducement payment	—	19,565
Net income available to Colfax Corporation common shareholders	$52,056	$24,877
Net income per share - basic and diluted	$0.42	$0.22

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
In thousands, except per share data
(Unaudited)

	Three Months Ended
	March 27, 2015	March 28, 2014
Adjusted Operating Income
Operating income	$77,453	$87,738
Restructuring and other related charges	3,753	6,312
Adjusted operating income	$81,206	$94,050
Adjusted operating income margin	8.9%	8.9%

	Three Months Ended
	March 27, 2015	March 28, 2014
Adjusted Net Income
Net income attributable to Colfax Corporation	$52,056	$46,790
Restructuring and other related charges	3,753	6,312
Tax adjustment(1)	(11,262)	(1,488)
Adjusted net income	$44,547	$51,614
Adjusted net income margin	4.9%	4.9%

Adjusted Net Income Per Share
Net income available to Colfax Corporation common shareholders	$52,056	$24,877
Restructuring and other related charges	3,753	6,312
Preferred stock conversion inducement payment(2)	—	19,565
Tax adjustment(1)	(11,262)	(1,488)
Adjusted net income available to Colfax Corporation common shareholders	44,547	49,266
Dividends on preferred stock(2)	—	2,348
	$44,547	$51,614
Weighted-average shares outstanding - diluted	125,092,635	119,832,595
Adjusted net income per share	$0.36	$0.43

Net income per share — diluted (in accordance with GAAP)	$0.42	$0.22
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.5% and 27.0% for the first quarter of 2015 and 2014, respectively.

(2) Adjusted net income per share for periods prior to February 12, 2014, was calculated under the if-converted method in accordance with GAAP. On February 12, 2014, the Series A Perpetual Convertible Preferred Stock were converted to Common stock and the Company paid a $19.6 million conversion inducement to the holders of the Series A Perpetual Convertible Preferred Stock.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended March 28, 2014	$1,054.3		$583.4		$1,592.0
Components of Change:
Existing Businesses	(129.3)	(12.3)%	(84.7)	(14.5)%	(27.6)	(1.7)%
Acquisitions(1)	103.9	9.9%	—	—%	—	—%
Foreign Currency Translation	(117.8)	(11.2)%	(51.8)	(8.9)%	(213.5)	(13.4)%
Total	(143.2)	(13.6)%	(136.5)	(23.4)%	(241.1)	(15.1)%
As of and for the three months ended March 27, 2015	$911.1		$446.9		$1,350.9

(1) Represents the incremental sales as a result of our acquisition of Victor Technologies Holdings, Inc.